Exhibit 99.1

Media Contact

Melissa Woods

T+ 1.405.269.9453

melissa.woods@icxt.com

ICx Technologies Reports First-Half 2010 Results

ARLINGTON, Va. (August 16, 2010) - ICx Technologies, Inc. (Nasdaq GM: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the first six months and second-quarter ended June 30, 2010.

First-Half Financials

For the first six months ended June 30, 2010, ICx reported revenues of $77 million, compared to $92 million for the same six months last year. The Company also reported an increase in funded backlog, up 38% to $73 million from the beginning of the year. In addition, adjusted EBITDA remained positive at $1.5 million for the first six months of 2010 compared to adjusted EBITDA of $3.7 million for the same period last year.

Second-Quarter

For the second quarter of 2010, revenue was $36 million and adjusted EBITDA was a loss of ($0.6) million. Last year, the Company reported revenue of $45 million and adjusted EBITDA of $2.9 million.

Merger Agreement Announcement

As reported in a separate press release today, ICx has entered into a definitive merger agreement with FLIR Systems, Inc. pursuant to which ICx would be acquired through a cash tender offer, followed by a merger with a subsidiary of FLIR, for a price of $7.55 per share in cash, subject to the terms and conditions of the merger agreement.

ICx has cancelled the previously scheduled August 16 call to discuss its earnings.

About ICx® Technologies

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time, ranging from a cleaner environment and alternative energy to life science.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and EPS for fiscal 2010; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings from continuing operations before interest, taxes, depreciation and amortization, plus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Unaudited Three Months Ended June 30,		Unaudited Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product revenues	$19,584	$22,122	$41,299	$38,443
Contract research and development revenues	10,147	12,692	22,308	23,974
Service and other revenue	6,248	10,173	12,942	29,961

Total revenues	35,979	44,987	76,549	92,378

Cost of revenues:
Cost of product revenues	8,633	10,837	16,998	18,937
Cost of contract research and development revenues	7,441	9,565	16,394	17,879
Cost of service and other revenues	4,031	7,335	8,852	21,529

Total cost of revenue	20,105	27,737	42,244	58,345

Gross profit	15,874	17,250	34,305	34,033

Operating expenses:
General and administrative	7,248	6,717	14,288	13,906
Sales and marketing	6,281	5,840	12,589	12,194
Research and development	4,228	3,105	7,988	6,621
Depreciation and amortization	1,872	2,996	3,825	6,019

Total operating expenses	19,629	18,658	38,690	38,740

Operating loss	(3,755)	(1,408)	(4,385)	(4,707)

Other income (expense):
Interest income	15	39	27	91
Interest expense	(17)	(37)	(45)	(55)
Other, net	587	344	834	401

Total other income	585	346	816	437

Loss before income taxes	(3,170)	(1,062)	(3,569)	(4,270)
Income tax expense	509	122	789	235

Loss from continuing operations	$(3,679)	$(1,184)	$(4,358)	$(4,505)
Loss on discontinued operations, net of tax	(9)	(87)	(322)	(241)
Loss on sale of discontinued operations, net of tax	(29)	—	(29)	—

Net loss	$(3,717)	$(1,271)	$(4,709)	$(4,746)

Other comprehensive income
Foreign currency translation adjustment, net of tax	(768)	(136)	(1,041)	(915)

Comprehensive loss	$(4,485)	$(1,407)	$(5,750)	$(5,661)

Net loss per common share
Basic and diluted	$(0.11)	$(0.04)	$(0.13)	$(0.14)

Reconciliation of Non-GAAP Measure:
Net loss	$(3,717)	$(1,271)	$(4,709)	$(4,746)
Add (subtract)
Loss from discontinued operations	38	87	351	241
Income tax expense (benefit)	509	122	789	235
Interest income	(15)	(39)	(27)	(91)
Interest expense	17	37	45	55
Depreciation and amortization	1,872	2,996	3,825	6,019
Stock-based compensation expense	655	955	1,185	1,985

Adjusted EBITDA	$(641)	$2,887	$1,459	$3,698

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$37,739	$22,257
Restricted cash	3,866	8,465
Trade accounts receivable, net	20,737	36,751
Unbilled revenue	9,268	8,957
Inventories	28,929	22,491
Other current assets	5,519	4,553
Current assets of discontinued operations	—	1,065

Total current assets	106,058	104,539
Property, plant and equipment, net	9,432	9,673
Goodwill and intangibles, net	77,802	80,176
Other noncurrent assets	4,307	3,671
Noncurrent assets of discontinued operations	—	365

Total assets	$197,599	$198,424

Liabilities and Stockholders’ Equity

Current liabilities	$30,568	$26,142
Current liabilities of discontinued operations	—	879
Noncurrent liabilities	513	966

Total liabilities	31,081	27,987

Total stockholders’ equity	166,518	170,437

Total liabilities and stockholders’ equity	$197,599	$198,424

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Detection
Product revenue	$11,912	$10,886	$26,321	$20,181
Contract research and development revenue	9,706	12,573	21,296	23,657
Service and other revenue	1,300	864	2,459	1,683

Total revenue	$22,918	$24,323	$50,076	$45,521
Gross profit %	42.1%	40.2%	44.6%	40.2%

Surveillance
Product revenue	$5,912	$9,415	$11,955	$14,526
Contract research and development revenue	441	119	1,012	317
Service and other revenue	610	3,855	1,272	14,625

Total revenue(1)	$6,963	$13,389	$14,239	$29,468
Gross profit %	57.0%	35.8%	55.5%	34.1%

Solutions
Product revenue	$1,746	$1,831	$3,027	$3,769
Contract research and development revenue	59	121	96	156
Service and other revenue	4,516	5,624	9,428	13,915

Total revenue(2)	$6,321	$7,576	$12,551	$17,840
Gross profit %	35.7%	35.4%	32.4%	31.7%

(1)	Includes $0 and $8 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three and six months ended June 30, 2010 and 2009, respectively
(2)

Includes $223 and $293 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three months ended June 30, 2010 and 2009, respectively; and $317 and $443 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the six months ended June 30, 2010 and 2009, respectively